EXHIBIT 99.1

CONTACTS:
Investor Relations:
Jeffrey Goldberger / Yemi Rose
KCSA Strategic Communications
212-896-1249 / 212-896-1233
jgoldberger@kcsa.com / yrose@kcsa.com

Industry and Press Relations:
Constantine Theodoropulos
Base Pair Communications
617-401-3116
constantine@basepaircomm.com

Rexahn Pharmaceuticals Regains Compliance with
NYSE Amex Listing Requirements

Rockville, Maryland, July 8, 2009 – Rexahn Pharmaceuticals, Inc. (NYSE Amex: RNN), a leader in innovative therapeutics for life-threatening and life-debilitating diseases, today announced that on July 7, 2009, the Company received a notice from NYSE Amex, formerly known as the American Stock Exchange (the “Exchange”), indicating that it had regained compliance with the requirements of the NYSE Amex Company Guide for the continued listing of its common stock on the Exchange, and that its common stock therefore was no longer subject to delisting.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals is a biopharmaceutical company leveraging its proprietary technology platform to discover, develop and commercialize innovative treatments for cancer, central nervous system disorders, sexual dysfunction and other unmet medical needs. Rexahn’s compounds are designed to uniquely treat various disease states while significantly minimizing side effects in order to allow patients to regain their quality of life. For Additional information about Rexahn visit www.rexahn.com

Safe Harbor

This press release contains statements (including projections and business trends) that are forward-looking statements. Rexahn’s actual results may differ materially from the anticipated results and expectations expressed in these forward-looking statements as a result of certain risks and uncertainties, including Rexahn’s lack of profitability and its need for additional capital to operate its business to develop its product candidates; the risk that Rexahn’s development efforts relating to its product candidates may not be successful; the possibility of being unable to obtain regulatory approval of Rexahn’s product candidates; the risk that the results of clinical trials may not be completed on time or support Rexahn’s claims; demand for and market acceptance of Rexahn’s drug candidates; Rexahn’s reliance on third party researchers and manufacturers to develop its product candidates; Rexahn’s ability to develop and obtain protection of its intellectual property; and other risk factors set forth from time to time in our filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof; Rexahn assumes no obligation to update these forward-looking statements.

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